Exhibit 10.6

OFFICE SPACE SUBLEASE

This office space sublease (the “Sublease”) is made between Quest Oil Corporation, a Nevada corporation (“Tenant”) and Business Consulting Group Unlimited, Inc. (“Sublessor”). This Sublease supercedes any and all previous sublease agreements between Sublessor and Tenant which are hereby surrendered and terminated.

Recitals

A. Sublessor leases, the building commonly identified as 580 2nd Street, Suite 102, Encinitas, CA 92024 (the “Premises”). The Premises shall include any additional office location that Sublessor occupies at the time of the execution of this Sublease or within 180 days thereafter.

B. Sublessor desires to sublease certain office space and improvements (the “Office Space”) situated within the Premises.

C. Tenant desires to rent the Office Space.

D. The Office Space shall include the following furnishings & accessories:

1. Internet, phone and fax systems, satellite T.V. connections, office furniture and all office, storage, common restroom, kitchen and designated parking areas.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Tenant agree upon the terms and conditions set forth herein.

Section 1
Term and Required Notice

(a) Sublessor hereby subleases to Tenant, and Tenant hereby subleases from Sublessor the Office Space commencing as of May 1, 2006 and expiring upon April 30, 2009. Holding over by Tenant at the expiration of the Sublease Term shall create a month to month tenancy. All other terms and conditions herein shall remain in full force and effect.

Section 2
Rent, Expenses and Payment

(a)  Tenant agrees to pay to Sublessor without set-off, abatement, credit, deduction or claim of off-set, monthly ("Rent") for the Office Space of five thousand dollars ($5,000) per month. Rent shall be payable in advance, on the first day of each month during the Sublease Term, at the address of the Premises set forth above or at such other address as Sublessor may from time to time designate by notice to Tenant. In the event the Sublease Term commences or expires on any day other than the first or last day of a month, respectively, then the Rent for such month shall be prorated accordingly.

(b) In addition to the payment of Rent, Tenant agrees to pay to Sublessor the following office expenses which shall be itemized and calculated on a monthly basis by Sublessor, including, but not limited to:

1.	Phone;
2.	Internet connection;
3.	Fax charges including ink cartridges and paper;
4.	Satellite T.V.;
5.	Postage & Overnight delivery;
6.	Copying;
7.	Electricity (including HVAC);
8.	Stationary and office supplies; and
9.	Cleaning and janitorial.

Section 3
No Assignment or Subletting

Tenant shall not sublet the Premises, or any portion thereof, or assign this Sublease, in whole or in part, without the prior written consent of Sublessor.

Section 4
Lease Provisions

Except as otherwise expressly herein provided or modified by this Sublease (including, without limitation, the limitations on Tenant's monetary obligations under this Sublease), Tenant hereby assumes and agrees to fully adhere to, perform and comply with the covenants, agreements, duties and obligations of the Lessee under the rules and regulations of the master lease, attached as Exhibit A. Each of such covenants, agreements, duties and obligations is incorporated as if fully rewritten herein.

Section 5
Condition of Premises

Tenant agrees and acknowledges that it is accepting the Office Space from Sublessor in its present condition and that Sublessor is not presently obligated to make any improvements for Tenant.

Section 6
Subordination

Tenant acknowledges and agrees that this Sublease is, and at all times shall be, expressly subordinate to the Lease, and all present or future (i) ground and underlying leases of all or any portion of the Premises now or hereafter existing, (ii) mortgages or trust deeds affecting all or any portion of the Premises, (iii) advances under such mortgages or trust deeds and (iv) renewals, modifications, replacements and extensions of any such leases, mortgages or trust deeds.

Section 7
Indemnification

Tenant hereby agrees to indemnify, defend and hold harmless Sublessor and its agents, employees, officers, directors, attorneys, licensees, representatives, and contractors harmless from and against any and all claims, actions, demands, suits, losses, expenses (including attorney's fees), judgments and liabilities arising out of or in any way relating to the operation of Tenant’s: business, rental of the Office Space, breach of or failure to perform any of its obligations hereunder, negligence or misconduct by Tenant or any of its licensees, agents, officers, directors, employees, officers, directors, attorneys or contractors. The scope of this indemnification, defense and hold harmless obligation shall, at the indemnified party's option, include, but not be limited to, defense with attorneys satisfactory to such party, of any action, suit, claim or proceeding that may be filed, instituted or brought against the indemnified party or to which such party may be made a party.

Section 8
Insurance

Tenant shall not be required to provide insurance documentation.

Section 9
Notices

Any notice, communication or demand required or permitted hereunder shall be in writing and shall be given when personally delivered and receipted or deemed given, whether or not actually received, two days after deposit in the United States mail, by certified or registered mail, postage prepaid, return receipt requested, in either case addressed to the party to receive such notice at the address shown below or such other address as such party may, by notice, hereafter furnish to the other:

Sublessor: 580 2nd Street, Suite 102, Encinitas, CA 92024

Tenant:  580 2nd Street, Suite 102, Encinitas, CA 92024

Section 10
Default

(a)  If Tenant fails to perform any of the terms, covenants, agreements or conditions on its part to be performed under this Sublease and such failure continues uncorrected for 3 days after notice thereof from Sublessor, unless otherwise specified herein, this Sublease may be terminated by Sublessor at its option. If Sublessor exercises such right to terminate this Sublease, it shall be entitled to receive all costs and expenses it incurs in connection with such termination.

(b)  If at any time or times, Tenant defaults in the payment of Rent and such default continues for a period of 3 days after notice thereof to Tenant or if Tenant defaults in the due and full observance or performance of any other covenant, provision or condition herein required to be kept, performed or observed by Tenant, and if any such default continues for a period of 3 days after written notice to Tenant thereof, Sublessor may at any time during the continuance of such default by notice to Tenant, terminate this Sublease.

(c)  In addition to the right to terminate this Sublease upon the occurrence of a default hereunder and expiration of any applicable notice and cure periods, the non-defaulting party shall be entitled to pursue all available remedies at law or in equity, including, without limitation, injunctive relief.

Section 11
Conflicts

In the event of a conflict between the terms of this Sublease and the terms of the Lease, the terms of this Sublease shall prevail.

Section 12
Parking and Signage

(a) Tenant and/or its employees or customers shall not park vehicles in Subleasor’s marked “client” parking spaces in the front of the Premises.

(b) Tenant shall not erect or display any signage or advertisement on or about the Office Space or Premises.

Section 13
Miscellaneous

This Sublease: (i) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; (ii) contains the entire agreement of the parties with respect to the subject matter hereof; (iii) is a product of the joint negotiation and drafting of the parties hereto and shall be construed accordingly; (iv) shall be construed in accordance with the laws of the State of California and the venue for any action shall be San Diego County, State of California. The invalidity or unenforceability of any provision hereof shall not impair or invalidate the remainder of this Sublease; (v) may be executed in several counterparts, in one or more separate documents, all of which together shall constitute one of the same instrument, with the same force and effect as though all the parties had executed the same document; and (vi) shall not be limited by paragraph titles or captions contained herein which are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Sublease.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLEASOR: __________________________________ By: Its:	TENANT: ____________________________________ By: Its: